SEVENTH AMENDMENT TO THE
INTERFACE, INC. NONQUALIFIED SAVINGS PLAN II
(as amended and restated effective January 1, 2009)

THIS AMENDMENT to the Interface, Inc. Nonqualified Savings Plan II (the “Plan”) is made by the Administrative Committee of the Plan (the “Administrative Committee”).

W I T N E S S E T H :

WHEREAS, Interface, Inc. (the “Company”) maintains the Plan for the benefit of its eligible key management and highly compensated employees; and

WHEREAS, Section 9.1 of the Plan provides that the Administrative Committee has the right to amend the Plan at any time; and

WHEREAS, the Company desires to amend the Plan to provide for a deadline for participants to bring claims under the Plan;

NOW, THEREFORE, the Plan is hereby amended as follows, effective as of July 1,
2020:

1.	A new Section 6.2 is added to the Plan, to read as follows:

6.2    Rights.

If a Participant or beneficiary has any grievance, complaint or claim concerning any aspect of the operation or administration of the Plan or Trust, including but not limited to claims for benefits and complaints concerning the investments of Plan assets (collectively referred to herein as “claim” or “claims”), such claim must be submitted within the “applicable limitations period.” The “applicable limitations period” will be (A) in the case of an error that can reasonably be discovered from a trade confirmation, account statement, or any other documents that are made available to the Participant or beneficiary on the recordkeeping website, 1 year from the notification (via email or otherwise) to the Participant or beneficiary of such trade confirmation, account statement or other documents; or (B) in the case of any other claim, 2 years, beginning on (i) in the case of any payment, the date on which the payment was made, or (ii) for all other claims, the date on which the action complained of occurred. Additionally, upon denial of an appeal pursuant to Section 6.1, a Participant or beneficiary will have 90 days within which to bring suit against the Plan for any claim related to such denied appeal; any such suit initiated after such 90-day period will be precluded.

2.	Except as specified herein, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Administrative Committee has caused its duly authorized member to execute this Amendment on the date written below.

ADMINISTRATIVE COMMITTEE

/s/ J. Gregory Minano
___________________________________________
By: J. Gregory Minano
Its: Committee Chair